UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2018

Surge Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52522	98-0550352
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File No.)	Identification No.)

10624 S. Eastern Ave., Suite A-910 Henderson, NV	89052
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 701-8030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On March 13, 2018, the Company’s Board of Directors appointed Brian M. Speck as Chief Financial Officer of the Company. The position had been formerly held by Brian Cox, who also serves as Chief Executive Officer of the Company. Mr. Speck will serve until the appointment of his successor.

Set forth below is certain biographical information concerning Mr. Speck:

Brian M. Speck

Brian M. Speck (43) has been Chief Financial Officer of the Company since March 2018. Since late 2013, he has been Director of Financial Reporting for Brio Financial Group, which will also support the Company’s ongoing financial reporting. In his capacity at Brio, he consults various private and public companies in financial reporting, internal control development and evaluation, budgeting and forecasting. Prior to joining Brio, from 2011 to 2013, he was an audit supervisor at Wiss & Company. In that capacity, he was involved in their accounting and tax practice with industry focuses in manufacturing, wholesalers, construction contractors, and professional service firms. Mr. Speck has a Master of Science in Accounting from Kean University.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Surge Holdings, Inc.

By:	/s/ Kevin Brian Cox
Name:	Kevin Brian Cox
Title:	President

Dated:	March 15, 2018